EXHIBIT 99.906CERT

Rule 30a-2(b) CERTIFICATIONS

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Clarion Value Fund, Inc. (the Registrant), do hereby certify, to such officer’s knowledge, that:

(1)

The Clarion Value Fund, Inc. on Form N-CSR of the Registrant for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Daniel Heflin

Name:	Daniel Heflin

Title:	President and Chief Executive Officer

Date:	July 9, 2010

By:	/s/ Ramalingam Ganesh

Name:	Ramalingam Ganesh

Title:	Chief Financial Officer

Date:	July 9, 2010

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.